As filed with the Securities and Exchange Commission on November 17, 2009

Registration No. 333-162022

SECURITIES AND EXCHANGE COMMISSION
==================================
FORM S-1/A
Amendment No. 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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FLAMERET, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	2390	27-0755877
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

FLAMERET, INC.
3280 Sunrise Highway Suite 51 Wantagh, NY 11793
Tel.: 516- 816-2563
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp, Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Tel.: 1-775-883-8104
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Law  Office of Leo J. Moriarty
12534 Valley View Street #231
Garden Grove, California 92845
Telephone 714-305-5783
Facsimile 714-316-1306
E- Mail LJMLegal@aol.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	8,000,000	$0.001	$8,000	$0.45	*
Total Registration fee			$8,000	$0.45	*

(1)  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.

(2)  The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.*    Estimate amount

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated November 17, 2009

FLAMERET, INC.

8,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 8,000,000 shares of common stock, par value $0.001, by Christopher Glover, the selling security holder under this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.001 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

The selling security holder may be deemed to be an "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

The selling security holder has set an offering period of 25 days from the date of effectiveness.

Flameret, Inc. is a development stage company. Flameret, Inc. has a limited history of operations.  We presently do not have the funding to execute our business plan.  As of the date of this prospectus, we have generated no revenues from our business operations.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 8 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:    November 17, 2009

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
THE OFFERING	7
RISK FACTORS	9
(A) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING	9
(B) RISKS RELATED TO THE INDUSTRY	10
(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING	14
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS TO ISSUER	16
DILUTION	16
SELLING SECURITY HOLDERS	16
PLAN OF DISTRIBUTION	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	18
RESULTS OF OPERATIONS	21
LIQUIDITY AND CAPITAL RESOURCES	22
PLAN OF OPERATION	23
DESCRIPTION OF BUSINESS	24
MANAGEMENT	31
MANAGEMENT BIOGRAPHIES	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
REMUNERATION OF DIRECTORS AND OFFICERS	34
EXECUTIVE COMPENSATION	34
SUMMARY COMPENSATION TABLE	34
COMPENSATION OF DIRECTORS	34
STOCK INCENTIVE PLAN	34
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	35
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	35
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	36
DESCRIPTION OF SECURITIES	36
LEGAL MATTERS	37
EXPERTS	38
INTEREST OF NAMED EXPERTS AND COUNSEL	38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	38
AVAILABLE INFORMATION	38
REPORTS TO SECURITY HOLDER	38
EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES	38
FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “FLAMERET” “Company,” “we,” “us” and “our” refer to Flameret, Inc.

Overview

We were incorporated in the State of Nevada on August 13, 2009 under the name of Flameret, Inc. Flameret; Inc. is a provider of a fire barrier product.

FLAMERET, INC. is presently marketing for sale one product named (Flamex), a textile FR treatment.  Flamex is a liquid that is applied to textiles these treated textiles are used at the production stage of such products as mattresses to resist ignition from smoldering cigarettes and resist ignition from an open-flame heat source.  Flameret is a development stage company with a limited history of operations.

Where You Can Find Us

Our principal executive office is located at FLAMERET, INC. 3280 Sunrise Highway Suite 51 Wantagh, NY 11793. Our telephone number is 516- 816-2563. Our Internet address is http://www.flameret.com.

GENERAL INTRODUCTION

Flameret, Inc. markets a range of liquid fire retardants. Since its inception, on August 13, 2009, Flameret has incurred significant losses to August 31, 2009.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities. (See "Plan of Operation")

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the year ended August 31, 2009, stating that our net loss of ($17,275), lack of revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether.

BUSINESS DEVELOPMENT

The Company was incorporated on August 13, 2009. The company has had limited operations from incorporation (August 13, 2009) to August 31, 2009.

Over the next twelve months, Flameret, Inc. plans to build out and establish its reputation and network of clients and advisors in the liquid fire retardants and treatment industry. The company aims to form long term working relationships with a number of mattress and furniture companies that use fire retardant materials.

Mr. Christopher Glover is the Chief Executive Officer, President, (Principal Executive Officer) and Director. Currently the company has two additional employees; however as it grows, it plans to employ additional employees as needed.

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY

Flameret, Inc. also referred to as Flameret and the Company, was incorporated in the State of Nevada on August 13, 2009. Flameret, Inc. is a marketer of liquid fire retardants specializing in providing liquid retardants to the mattress industry.

Flameret, Inc. is a development stage company with a limited history of operations.

DESCRIPTION OF SERVICES

Flameret, Inc. was founded in the State of Nevada on August 13, 2009. The Company’s intends to provide liquid fire barriers to component parts of a mattress. Flameret, Inc.’s product Flamex is a liquid that is applied to textiles. These treated textiles are used at the production stage of such products as mattresses to resist ignition from smoldering cigarettes and resist ignition from an open-flame heat source.  The Company plans to market Flamex through a combination of direct sales, referrals and networking within the industry.

Business Opportunity

Fire Retardant technology has progressed over the last 30 years with two types of fire protections evolving.

● One type is chemical solutions and

● the other type is man-made synthetic textiles.

There have been applications of both of these products for carpets, drapery, furniture and institutional mattress over the years. Both have their advantages for different markets.

Chemical treatments are becoming more prevalent in use on bedding, sleep wear, mattresses, and furniture as the textiles they protect are more breathable and comfortable and are economical.

Synthetic fibers are found in fireman suits, racing car driver suits, most carpets, and drapery and have made inroads into many other markets, however they are expensive. Although they are durable, they are rigid and non-pliable to the touch. In spite of these short comings, these products are making inroads into residential mattress and industrial workers’ coverall fire barrier markets.

The market has been dominated by man-made synthetic fibers. These products create toxic fumes during fires. In addition, there is growing evidence that PBDE’s [called polybrominated diphenyl ethers] and PBDO’s [called pentabromodiphenyl oxides] used in fire retardants worldwide are adversely impacting the health of individuals and the environment. Flameret fire retardant is free of these toxic chemicals.

Natural fibers have been used since the beginning of man’s history and are durable. For example, denim jeans are made of 100% cotton, and are soft and comfortable. Cotton has a large market in the textile industry worldwide and is a viable alternative to synthetics in use as a fire retardant (FR) material.

The Company will market the products [fire retardant] through its own sales force within Canada and the United States , primarily to the  mattress  manufacturing industry. FLAMERET has identified this major market for our products, and it is important that the company focuses its effort into this market.

Flameret, Inc. Technology

UNITED AMERICAN AND FLAMEX

On May 18, 1988, United American Inc. (UAI) acquired patent #4,961,865 (fire extinguishing solutions for extinguishing phosphorus and metal fire) and patent #4,950,410 from the inventor Edmund Pennartz.  After acquiring the patents and the technology from Mr. Pennartz, UAI developed three fire retardant products, 1.  Flamex, a textile FR treatment.  2.  Ultra Flamex, a fire extinguishing product and 3. Impex.

Flamex is applied as a liquid compound to textiles, this produces a carbon membrane which is activated when heat is applied to produce the fire retardant properties, and this protection is called a carbon barrier shield. [Fire barrier].

United American, Inc. has never sold their products to any manufactures; the company’s sole business is the development of fire barrier products.  On August 14, 2009 Flameret, Inc. acquired the rights to market and sell United American, Inc.’s three products 1.  Flamex, a textile FR treatment.  2.  Ultra Flamex, a fire extinguishing product and 3. Impex. for 15 years worldwide. Flameret has the rights to use all studies, reports and research conducted by UAI in regard to these three products.  Flameret, Inc. will compensate United American, Inc. by paying a 1.5% gross royalty to UAI on all products sold.

FLAMERET, INC. is presently attempting to market for sale one product named (Flamex), a textile FR treatment.  Flamex is a liquid that is applied to textiles, these treated textiles are used at the production stage of such products as mattresses to resist ignition from smoldering cigarettes and resist ignition from an open-flame heat source.  The company aims to focus on long-term client retention within the U.S. and Canadian mattress industries.

Flameret, Inc. is a development stage company. Flameret, Inc. has a limited history of operations. We presently do not have the funding to execute our business plan.

We expect to provide liquid fire retardant products to mattress manufactures.  As such, we may not always be successful in achieving a long-term contract or be immediately compensated for services rendered. Although we currently restrict our fire retardant products to mattress manufactures our products are applicable to a wide range of fields and businesses, and therefore are not restricted to a particular industry.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Mr. Glover, currently our sole executive officer and director. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described below as well as the other information in this report before deciding to invest in our Company. If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment. For a more detailed discussion of some of the risks associated with our Company, you are urged to carefully review and consider the section entitled "Risk Factors” beginning on page 9 of this prospectus.

THE OFFERING

Common stock offered by selling security holders		8,000,000 shares of common stock. This number represents approximately 45% of our current outstanding common stock.

Selling Shareholder		Christopher Glover

Offering price		$0.001

Minimum number of shares to be sold in this offering		None

Common stock outstanding before the offering		18,000,000 common shares as of August 31, 2009.

Common stock outstanding after the offering		18,000,000 shares.

Terms of the Offering		The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) within 25 days of the registration statement being declared effective   (iii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds		We are not selling any shares of the common stock covered by this prospectus.

Risk Factors		The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

	(1)	Based on 18,000,000 shares of common stock outstanding as of August 31, 2009.

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 8,000,000 common shares are being offered hereby by Christopher Glover, the selling security holder, under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 45% of the total common stock outstanding after the offering.

Information regarding the selling security holder, the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" and "Plan of Distribution." Flameret, Inc. will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holder.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the fiscal year ended August 31, 2009 and the period from Inception (August 13, 2009) through August 31, 2009. The financial statement data as of the fiscal year ended August 31, 2009 has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

FLAMERET, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

August 13, 2009
(inception) to
August 31,
2009
Revenue	$-

Operating expenses:
General and administrative	44
Professional fees	17,231

Total operating expenses	17,275

Net operating loss	(17,275)

Other income (expense)	-

Loss before provision for income taxes	(17,275)

Provision for income taxes	-

Net (loss)	$(17,275)

Weighted average number of common shares outstanding - basic and fully diluted	18,000,000

Net (loss) per share - basic and fully diluted	$(0.00)

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

A) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies providing services to a rapidly evolving market such as fire retardants. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part your entire investment.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have yet to establish profitable operations or a history of profitable operations. We anticipate that we will continue to incur substantial operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company’s ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because our operating results will be volatile and difficult to predict, in some future quarter our operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased labor costs that can affect demand for fire retardant products; the amount and timing of operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended August 31, 2009 that we have not earned a profit. As of August 31, 2009, we had a net loss of $17,275, and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At August 31, 2009, our cash on hand was $3,225. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

OUR CURRENT BUSINESS OPEARTIONS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MR. CHRISTOPHER GLOVER.

We have been heavily dependent upon the expertise and management of Mr. Christopher Glover, our Chief Executive Officer and President, and our future performance will depend upon his continued services. The loss of the services of Mr. Glovers’ services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

(B) RISKS RELATED TO THE INDUSTRY

THE FIRE RETARDANT INDUSTRY IS COST COMPETITIVE AND IS CHARACTERIZED BY LOW FIXED COSTS. A REDUCTION IN COST FOR THE INDUSTRY COULD AFFECT THE DEMAND FOR OUR FIRE RETARDANT PRODUCTS.

The fire retardant industry is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in fire retardant products. Costs of raw material decreases within the industry could adversely affect our operations and profitability. There are many fire retardant companies that could discount their products which could result in lower revenues for the entire industry. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

THE COMPANY’S RELIANCE ON MATTRESS MANUFACTURES MAY HAVE SIGNIFICANT IMPACT ON THE COMPANY’S ABILITY TO GENERATE REVENUE AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The Company intends to provide a fire retardant product to mattress manufactures. As such, the Company may not always be successful in achieving a long-term contract or be immediately compensated for products and services rendered. Since we expect our fire retardant product to be sold to mattress manufactures any slowdown in that industries would greatly affect the company.

The company’s success is dependent on its ability to obtain and maintain clients. No assurances can be given that the Company will be able to create a client or maintain a client base or that it will be able to attract new clients. The loss of one or more new clients of the Company or a significant reduction in business from such new clients could have a material adverse effect on the Company. The Company does not have contracts with any clients at this time.

OUR OPERATING RESULTS MAY FLUCTUATE DUE TO FACTORS WHICH ARE NOT WITHIN OUR CONTROL.

Our operating results are expected to fluctuate in the future based on a number of factors, many of which are not in our control. Our operating expenses primarily include marketing and general administrative expenses that are relatively fixed in the short-term. If our revenues are lower than we expect because demand for our  product and service diminishes, or if we experience an increase in defaults among approved applicants or for any other reasons we may not be able to quickly return to acceptable revenue levels.

Because of the unique nature of our business and the fact that there are no comparable past business models to rely on, future factors that may adversely affect our business are difficult to forecast. Any shortfall in our revenues would have a direct impact on our business. In addition, fluctuations in our quarterly results could adversely affect the market price of our common stock in a manner unrelated to our long-term operating performance.

WE HAVE A SHORT OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A YOUNG COMPANY.

We have a short operating history from August 13, 2009 to August 31, 2009 for investors to evaluate the potential of our business development. We are continuing to build our customer base and our brand name. We do not have any customers at this time.  In addition, we also face many of the risks and difficulties inherent in introducing new products and services. These risks include the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement advertising and marketing plan;
●	Attain customer loyalty;
●	Maintain current strategic relationships and develop new strategic relationships;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our service; and
●	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to raise additional capital and bring our product and service to the marketplace, which requires careful planning to provide a product and service that meets customer standards without incurring unnecessary cost and expense.

WE MAY NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of resources to increase the advertising, marketing and future expansion of our business. In addition, expenditures will be required to enable us in 2011 to conduct planned business research, development of new affiliate and associate offices, and marketing of our existing and future products and services. Currently, we have no established bank-financing arrangements. Therefore, it is possible that we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities could result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Flameret will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be severely harmed. The company presently has $3,225 in working capital.

OUR FUTURE SUCCESS RELIES UPON A COMBINATION OF PATENTS AND PATENTS PENDING, PROPRIETARY TECHNOLOGY AND KNOW-HOW, TRADEMARKS, CONFIDENTIALITY AGREEMENTS AND OTHER CONTRACTUAL COVENANTS TO ESTABLISH AND PROTECT OUR INTELLECTUAL PROPERTY RIGHTS. IF OUR PRODUCTS ARE DUPLICATED OUR RESULTS OF OPERATIONS WOULD BE NEGATIVELY IMPACTED.

Our application for trademark protection has been approved for "Flameret.” Because intellectual property protection is critical to our future success, we intend to rely heavily on trademark, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect proprietary rights. However, effective trademark, service mark and trade secret protection may not be available in every country in which we intend to sell our products and services.   Unauthorized parties may attempt to copy aspects of our products or to obtain and use our proprietary information. As a result, litigation may be necessary to enforce our intellectual property rights to protect our trade secrets and to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of recourses and could significantly harm our business and operating results.

Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of intended trademarks and other proprietary rights.

There can be no assurance that third parties will not assert infringement claims against us. If infringement claims are brought against us, there can be no assurance that we will have the financial resources to defend against such claims or prevent an adverse judgment against us. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all. The loss of such rights (or the failure by us to obtain similar licenses or agreements) could have a material adverse effect on our business, financial condition and results of operations.

OUR BUSINESS EMPLOYS LICENSED UNITED AMERICAN, INC. TECHNOLOGY WHICH MAY BE DIFFICULT TO PROTECT AND MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

We currently license our technology from United American, Inc.   United American, Inc. owns two U.S. patents, (patent #4,961,865 and patent #4,950,410) and may file more patent applications in the future. Our success depends, in part, on our ability to use the United American, Inc. Technology, and for United American, Inc. to obtain patents, maintain trade secrecy and not infringe the proprietary rights of third parties. We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that we will develop additional proprietary technology that is patentable or that any patents issued to us or United American, Inc. will provide us with competitive advantages or will not be challenged by third parties. Further, we cannot assure you that others will not independently develop similar or superior technologies, duplicate elements of the United American, Inc. Technology or design around it.

It is possible that we may need to acquire other licenses to, or to contest the validity of, issued patents or claims of third parties. We cannot assure you that any license would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s patents in bringing patent infringement suits against other parties based on our licensed patents.

In addition to licensed patent protection, we also rely on United American Inc. trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective blenders, manufactures employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

WE MAY INCUR SUBSTANTIAL COSTS OR LOSE IMPORTANT RIGHTS AS A RESULT OF LITIGATION OR OTHER PROCEEDINGS RELATING TO OUR PRODUCTS, PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS.

In recent years, there has been significant litigation involving patents and other intellectual property rights in many technology-related industries. Until recently, patent applications were retained in secrecy by the US Patent and Trademark Office until and unless a patent was issued. As a result, there may be US patent applications pending of which we are unaware that may be infringed by the use of our technology or a part thereof, thus substantially interfering with the future conduct of our business. In addition, there may be issued patents in the United States or other countries that are pertinent to our business of which we are not aware. We and future customers could be sued by other parties for patent infringement in the future. Such lawsuits could subject us and them to liability for damages or require us to obtain additional licenses that could increase the cost of our products, which might have an adverse affect on our sales.

In addition, in the future we may assert our intellectual property rights by instituting legal proceedings against others. We may not be able to successfully enforce United American, Inc. patents in any lawsuits we may commence. Defendants in any litigation we may commence to enforce United American, Inc. patents may attempt to establish that United American, Inc. patents are invalid or are unenforceable. Any patent litigation could lead to a determination that one or more of our patents are invalid or unenforceable. If a third party succeeds in invalidating one or more of our patents that party and others could compete more effectively against us. Our ability to derive sales from products or technologies covered by these patents could be adversely affected.

Whether we are defending the assertion of third party intellectual property rights against our business as a result of the use of United American, Inc. technology, or we are asserting our own intellectual property rights against others, such litigation can be complex, costly, protracted and highly disruptive to our business operations by diverting the attention and energies of management and key technical personnel. As a result, the pendency or adverse outcome of any intellectual property litigation to which we are subject could disrupt business operations, require the incurrence of substantial costs and subject us to significant liabilities, each of which could severely harm our business.

Plaintiffs in intellectual property cases often seek injunctive relief. Any intellectual property litigation commenced against us could force us to take actions that could be harmful to our business and thus to our future sales.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company, which will negatively affect our business operations.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Christopher Glover beneficially owns approximately 100% of our capital stock with voting rights. In this case, Mr. Glover will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.001 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 8,000,000 shares for gross proceeds of $8,000 from the sale of the selling security holders’ common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $17,275, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 18,000,000 common shares outstanding.

SELLING SECURITY HOLDERS

On August 13, 2009, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000. The common shares being offered for resale by the selling security holders consist of the 8,000,000 shares of our common stock held by one shareholder (founder).

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 31, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering if all 8,000,000 sold	Percent Beneficially Owned after Offering if all 8,000,000 sold
1	Christopher Glover	18,000,000	8,000,000	10,000,000	55%

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates (1)
-	are broker-dealers or affiliated with broker-dealers.
(1)
Christopher Glover if the founder an officer and director of the company. He presently owns 18,000,000 shares of the company stock, which he obtained on August 13, 2009. Mr. Glover is the sole shareholder of the company.

PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for resale by the selling security holder identified in the section above entitled “Selling Security Holder." We will receive none of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some of all of their common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	Settlement of short sales; or,
*	In any combination of these methods of distribution.

The selling security holders have set an offering price for these securities of $0.001 per share, no minimum purchase of shares, and an offering period of twenty five days from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holders or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus and any broker-dealers or agents that are involved in selling the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, might be deemed to be underwriting compensation under the Securities Act. Because the selling security holder may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $17,275 . The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder and any broker-dealers or agents may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

GENERAL OVERVIEW

Nature of business

FLAMERET, INC. is presently marketing for sale one product named (Flamex), a textile FR treatment.  Flamex is a liquid that is applied to textiles, these treated textiles are used at the production stage of such products as mattresses to resist ignition from smoldering cigarettes and resist ignition from an open-flame heat source.  The company aims to focus on long-term client retention, within the U.S. mattress industry.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company has adopted a fiscal year end of August 31st.

Cash and cash equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Equipment
Equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over the estimated useful lives of the related assets.

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and any resulting gain or loss will be reflected in operations.

The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Income taxes
The Company accounts for income taxes under SFAS No. 109, “Accounting for income taxes”, under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Fair value of financial instruments
Statements of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2009. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values.

Financial instruments consist principally of cash. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

Revenue recognition
Revenues from fixed price contracts and cost-plus-fee contracts are recognized as services are performed. Revenue is recognized at the time of sale if collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and diluted loss per share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-based compensation
In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, in accordance with SFAS 123(R), as such, we record the related expense based on the more reliable measurement of the services provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting, in accordance with SFAS 123(R), using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

Recent Accounting Pronouncements
In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards required (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has considered the guidance provided by SFAS 157 in its determination of estimated fair values as of August 31, 2009, and assessed there was no impact.

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on the Company’s financial statements and the related financial statement disclosures. SAB 108 is effective for the year ending August 31, 2009.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS 159”), SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair values. SFAS 159 is effective for fiscal years after November 15, 2007. The Company has considered the guidance provided by SFAS 159 as of August 31, 2009, and assessed there was no impact.

During May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162”). FAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with generally accepted accounting principles. This statement will be effective 60 days after the Securities and Exchange Commission approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of ‘Present Fairly in Conformity With Generally Accepted Accounting Principles’. The adoption of SFAS 162 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

During March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 (“FAS 161”). This new standard requires enhanced disclosures for derivative instruments, including those used in hedging activities. It is effective for fiscal years and interim periods beginning after November 15, 2008, and became applicable to the Company in the first quarter of fiscal 2009. The adoption of SFAS 161 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the de-consolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods beginning after December 15, 2008. The adoption of SFAS 160 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

In December 2007, the FASB issued SFAS No. 141 (Revised), “Business Combinations”. SFAS 141 (Revised) establishes principals and requirements for how an acquirer of a business recognizes and measures in its financial statements, the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. This statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance became effective for the fiscal year beginning after December 15, 2008. The adoption of SFAS 141 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

RESULTS OF OPERATIONS

Fiscal Year Ended August 31, 2009 and from August 13, 2009 (inception) to August 31, 2009

The following tables and narrative discussion set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

FLAMERET, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

August 13, 2009
(inception) to
August 31,
2009
Revenue	$-

Operating expenses:
General and administrative	44
Professional fees	17,231

Total operating expenses	17,275

Net operating loss	(17,275)

Other income (expense)	-

Loss before provision for income taxes	(17,275)

Provision for income taxes	-

Net (loss)	$(17,275)
Weighted average number of common shares outstanding - basic and fully diluted	18,000,000

Net (loss) per share - basic and fully diluted	$(0.00)

Sales
August 13, 2009 inception to August 31, 2009, we generated no revenues. There was no increase in revenues from the inception August 13, 2009 because the company has not yet commenced operations subsequent to that period.

Operating Expenses
Total operating expenses from inception August 13, 2009 to the period ended August 31, 2009 totaled $17,275. The costs primarily consisted of legal and accounting professional fees.

LIQUIDITY AND CAPITAL RESOURCES

We believe that our existing sources of liquidity are $NIL , along with cash expected to be generated from services will  not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and we are presently debt free, and do not believe that we shall be forced to enter into any long or short term debt arrangements.

August 13, 2009
(inception) to
August 31,
2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(17,275)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Shares issued for services	-
Decrease (increase) in assets:
Prepaid expenses	-

Net cash used in operating activities	(17,275)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, related party	18,000
Contributed capital, related party	2,500

Net cash provided by financing activities	20,500

NET CHANGE IN CASH	3,225

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$3,225

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

Since our inception on August 13, 2009, we have incurred a loss of ($17,275). Our cash and cash equivalent balances were $3,225 for the period ended August 31, 2009. At August 31, 2009 we had an accumulated deficit of ($17,275). Total current liabilities were $0

Eighteen Million (18,000,000) common shares were issued with a value of $0.001. For the period ended August 31, 2009, net cash after operating activities was $3,225. General and administrative expenses as of August 31, 2009 were $17,275.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through a subsequent offering of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

INFLATION

The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the next 12 months will continue to be significant.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months.   The company will market and sell its one product Flamex over the next twelve months to mattress manufactures in Canada and the United States.  The company will need additional capital of $75,000 for marketing and sells associated with Flamex over the next year.  The blending, manufacturing, packaging and shipping of the Flamex product is out sourced to Seatex.   The company intends to create a client base within this twelve month time frame. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended August 31, 2009, stating that our net loss of ($17,275), lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

We are bearing all costs relating to the registration of the common stock, which are estimated at approximately $38,000. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

Flameret, Inc. also referred to as Flameret and the Company, was founded in the State of Nevada on August 13, 2009.  Flameret, Inc. is a provider of a fire barrier product.

FLAMERET, INC. is presently marketing for sale one product named (Flamex), a textile FR treatment. Flamex is a liquid that is applied to textiles, these treated textiles are used by mattress manufactures during mattress assembly. These treated textiles resist ignition from smoldering cigarettes and resist ignition from an open-flame heat source. Flameret is a development stage company with a limited history of operations.

The Company’s executive offices are located at 3280 Sunrise Highway Suite 51 Wantagh, NY 11793.  The Company’s telephone number is 516- 816-2563.

ORGANIZATION WITHIN LAST FIVE YEARS

Flameret, Inc. was founded in the State of Nevada on August 13, 2009. The Company’s business   is   providing liquid fire barriers to component parts of a mattress. Flameret, Inc. product Flamex is a liquid that is applied to textiles, these treated textiles are used at the production stage of such products as mattresses to resist ignition from smoldering cigarettes and resist ignition from an open-flame heat source.  The Company plans to market Flamex through a combination of direct sales, referrals and networking within the industry.

Over the next twelve months, Flameret, Inc. plans to build out its reputation and network in the fire barrier industry, thereby attracting new clients.  Currently the company employs three employees, however as the Company grows, it plans to employ additional employees, as required.

BUSINESS FAILITIES
Flameret, Inc. is located at 3280 Sunrise Highway Suite 51 Wantagh, NY 11793.  The Company’s telephone number is 516- 816-2563.

UNIQUE FEATURES OF THE COMPANY

The fire barrier industry is a multidisciplinary and widely applicable industry. Products enabled by fire barrier technology are applicable to a large number of industries including mattresses, sofas, chairs, carpeting, and workers coveralls.

The Company’s product Flamex is made from totally natural ingredients and is completely toxic free.

The use of fire barriers in the mattresses and mattresses bedding for children in particular is an area of increasing interest, and these types of materials are the cornerstones of new generations of mattresses and mattresses beddings.  Flameret, Inc. aims to establish its Flamex product to the mattresses industry.  The  Company  believes  that the  combination  of their Flamex product, aimed in an industry that has widespread applicability and furthermore is creating interest on a global scale, is one of its unique features.

OVERALL STRATEGIC DIRECTION

The Company plans to establish its reputation in the fire barrier industry, thereby attracting new clients and building out its network of operations.

The company aims to form long term working relationships with a number of mattresses manufactures in the mattresses industry and other fire barrier related sectors.

THE U.S. MATRESSESS INDUSTRY (FIRE BARRIERS)

Federal regulations in place for mattress manufacturers regarding flammability

Two federal flammability standards apply to mattresses. The first, called 16 CFR Part 1632, requires that a mattress resist ignition from a smoldering heat source like a cigarette. The second, called 16 CFR Part 1633, requires that a mattress resist ignition from a small-flame heat sources, such as a match, lighter or candle.

ABSTRACT

The U.S. mattress industry has now implemented a new flammability standard promulgated by the Consumer Product Safety Commission (CPSC) that requires mattresses produced on and after July 1, 2007 to resist ignition from an open-flame heat source (such as a match, lighter, or candle).

Background

All mattresses made on or after July 1, 2007 for sale in the United States must now meet two separate federal flammability standards administered by the Consumer Product Safety Commission (CPSC) and issued under the Flammable Fabrics Act.

The first standard, in place since 1973 and codified at 16 C.F.R. 1632, requires that mattresses resist ignition from a smoldering cigarette. Specifically, 1632 requires a mattress producer to test six sides of each mattress prototype it manufactures by placing at least 18 lit cigarettes at specified points on each mattress surface tested. A prototype passes if the char marks from each lit cigarette do not exceed two inches in any direction from the cigarette.  1632 requires each mattress manufacturing plant to conduct these tests.

The second standard, which became effective July 1, 2007 and is codified at 16 C.F.R.  1633, requires that mattresses resist ignition from an open-flame heat source. Using a test apparatus and test method developed by the National Institute of Standards and Technology, a mattress must perform as follows during a 30-minute test period:

1.	Generate less than 15 Mega joules (MJ) of total heat during the first 10 minutes of the test, and
2.	Produce a peak heat release rate (PHRR) of less than 200 Kilowatts (kW) during the 30 minutes following ignition.

ADDITIONAL REQUIREMENTS FOR MATTRESS MANUFACTURES

Qualified Prototypes: To meet mattresses offered to consumers must be based on a “qualified prototype” (defined as a mattress design that has passed the performance requirements in three successive tests).

Quality Assurance: Each mattress producer must implement a quality assurance (QA) program to confirm that mattresses manufactured for sale are the same (in terms of materials, components, design, and methods of assembly) as the qualified prototype on which they are based.

Recordkeeping: Each mattress manufacturer must maintain detailed records concerning its prototype and confirmation tests, its QA program, and other relevant production related records.

In many respects, fire barriers in mattresses are a relatively new field.  Fire barriers raise many of the same issues as with any introduction of new technology, including concerns about the toxicity and environmental impact of chemicals applied to mattresses, and their potential effects on environment.

UNITED AMERICAN AND FLAMEX DEVELPOMENT

On May 18, 1988, United American Inc. (UAI) acquired patent #4,961,865 (fire extinguishing solutions for extinguishing phosphorus and metal fire) and patent #4,950,410 from the inventor Edmund Pennartz.  After acquiring the patents and the technology from Mr. Pennartz, UAI developed three fire retardant products, 1.  Flamex, a textile FR treatment.  .2.  Ultra Flamex, a fire extinguishing product and 3. Impex.  Flamex is applied as a liquid compound to textiles, this produces a carbon membrane which is activated when heat is applied to produce the fire retardant properties, and this protection is called a carbon barrier shield. [Fire barrier]

Starting in December of 1987 Mr. Pennartz began testing Flamex by Underwriters Laboratories of Canada (7 Crouse Road Scarborough, Ontario Canada) to compare the potential extinguishing effectiveness agents with water.

On February 20, 1991, Captain Salle Barakah, commander of Saudi Civil Defense training Center tested UAI product Flamex to determine if it could be used for crude oil fire extinguishing materials.  The mission was to identify crude oil fire extinguishing materials and assess their effectiveness, material availability, ease of application and other related factors.  The Saudi Administration of Civil Defense demonstrated the extinguishing material. The recommendations from the test were submitted to Brigadier General Max L. Schardein , Argent 416th engineer command and Major General Abdul Aziz M. Al Sheik Brigadier General Salem Awaimer Al Mutairi Joint Forces Operations Theater Command were as follows.

“1. The results of the FLAMEX demonstrations indicated the product should be seriously considered for breaching tank obstacle fire trenches, and on other oil -fire hazards.

2. High emphasis should be placed on establishing an in-Saudi manufacturing source of FLAMEX

3. FLAMEX should be considered for use in Kuwait by U.S. and coalition forces to reduce risks to troops involved in combat emergency services or restoration operations that involve oil or industrial plant fires.

4. A copy of this report should be forwarded to the U.S. Army Engineer Center and Ft. Leonard Wood for placement into archives for future use. “

No Flamex product was ever sold to the military or Saudi Civil Defense Training Center.

On January 29, 2007 SGS U.S. Testing Company Inc. located in Tulsa Ok tested the Flameret product that was contained in a “RW-REG TAW 14G-TT.FR” mattress.  The Flamex product was applied to the Barrier/Interlinear, Fire Barrier CT %, Bottom Side.  The conclusion was that “the mattress tested complies with the requirements of California Technical Bulletin 603.

On September 10, 2007 SGS U.S. Testing Company Inc. located in Tulsa Ok tested the Flameret product that was contained in a Medi-Pedic Bedding “Designer Choice Box Pillow Top” mattress.  The Flamex product was applied to the Fire Barrier CT %, Bottom Side.  The conclusion of SGS was that “the mattress tested complies with the requirements of California Technical Bulletin 603.

No Flamex product was ever sold to either mattress manufacturer.

United American, Inc. has never sold their products to any manufactures; the company’s sole business is the development of fire barrier products.  In August 14, 2009 Flameret, Inc. acquired the rights to market and sell United American, Inc. three products 1.  Flamex, a textile FR treatment.  2.  Ultra Flamex, a fire extinguishing product and 3. Impex. for 15 years worldwide. Flameret has the rights to use all studies, reports and research conducted by UAI in regard to these three products.  Flameret, Inc. will compensate United American, Inc. by paying a 1.5% gross royalty to UAI on all products sold.

FLAMERET, INC. is presently marketing for sale one product named (Flamex), a textile FR treatment.  Flamex is a liquid that is applied to textiles, these treated textiles are used at the production stage of such products as mattresses to resist ignition from smoldering cigarettes and resist ignition from an open-flame heat source.  The company aims to focus on long-term client retention, within the U.S. mattress industry.

Flameret Fire Retardant

Flameret fire retardant or - FR, is a non-toxic made from totally natural products. Flameret FR also works well on cardboard, wood and paper.

It is a light weight transparent liquid and does not leave white flaky residues and will not change the hand [feel] or scent of the fabric. It will not discolor or shrink the fabric and is odorless. It needs less than 24 hours for curing time depending upon the process and textile application to allow for complete fiber penetration and compound set up.

Flameret FR is a water based solution applied to the fresh milled textiles. The liquid solution first penetrates into the molecular structure. The treated textile is then dried through ovens that evaporate the water leaving a fire retardant compound thoroughly bound and bonded throughout the molecular structure of the fabric. It is this bound compound that creates fire resistance when an external heat source is applied - thus creating a carbon barrier shield. When external heat is applied to the treated surface by heat sources such as candles, matches, molten metal or any direct flame, this bound compound is changed into a carbon barrier shield. This carbon barrier shield triggers an interlocking effect of one fiber to another and produces a surface that deflects heat and will not allow fire to penetrate the surface. This carbon barrier shield will cause the fire to die out as the carbon barrier shield suffocates the fire by not allowing oxygen to the fire on the fibers. FLAMERET’s FR will be used on textiles that are natural as well as synthetic fibers.

Flameret will be used on the components of mattresses prior to their final assembly.

Mattress manufacturing use the following components in their mattresses, ticking, high loft non-woven and needle pointed fibers, filler cloths, universal borders and mattress socks. Flamex can be applied to all of these materials to impart a carbon barrier shield.

These textiles include almost every fabric that is used to make a mattress

1.	Ticking – A material used on the top and bottom sides of the top mattress and foundations.
2.	Universal Borders – The material that is used on the sides of the top mattress and foundation
3.	Non Woven Loft and Side Panels – In some applications a fire barrier inserted under the ticking is necessary as in the case of pillow top with heavy fuel load and some institutional beds
4.	Mattress Sock – Like the word implies in some applications such as with memory foam a stretchy material is needed to shape with the memory foam when it is slept on.
5.	Filler Cloth - is the material that goes on the top of the foundation. An inexpensive cotton cloth.

DESCRIPTION OF PRODUCTS

Product Development:

In July 2009, Mr. Glover began working with Seatex LTD  www.seatexcom, located at 445 TX-36 Rosenberg, Texas 77471, to blend, manufacture and package the Flamex product for Flameret, Inc. Mr. Glover provided Seatex with the United American, Inc. formula for Flamex.

Since 1968 Seatex has been providing turnkey chemical compounding, toll manufacturing and private label packaging services. Areas of expertise include food service, food processing, automotive, institutional and industrial laundry, janitorial, industrial and oilfield service markets. Seatex can manufacture and package to strict specifications, duplicate formulas, or make available our own 400 plus finished formulations. Seatex is employee owned. Seatex is a full service contract manufacturer dedicated to the production and marketing of branded products and turnkey custom formulations.

Private Label

Seatex offers a turn-key program for private labelers. They maintain a very large library of formulations compiled from 40 years of chemical blending experiences. Seatex can assist in label design maintain MSDS and all regulatory issues. Seatex also carries full product liability insurance.

Seatex currently sits on approximately 20 acres occupying over 210,000 square feet of a modern manufacturing and warehousing facilities. Rail service is available.

1.	Liquids

Seatex’s liquid blending facility consists of 14 vessels ranging from 400 – 10,000 gallons. All blend tanks are on load cells, and all products are made using weight for accuracy. Seatex presently utilize 28 bulk holding tanks for raw material and finished goods inventory. Seatex’s liquid blending and packaging capabilities range from tank trucks, tote tanks, drums, pails, gallons, quarts down to 8 oz. bottles. Seatex currently utilize a high speed rotary or high speed inline fillers for larger packaging projects and three smaller inline fillers for smaller runs.

2.	Powders

Seatex’s dry blending consists of three blenders, two 5000 lb. and one 2000 lb. capable of producing over 100,000 lbs. per day. Powder packaging ranges from pouches, jars, bags, boxes, pails, drums and bulk sacks.

Consistently producing quality products is our passion.

Seatex makes inspections of all raw materials before they are unloaded into its inventory. Prior to a blend the formulations is printed out and assigned a batch number. Raw material inventories are checked to ensure the batch size can be completed. Liquid and powder blenders are all equipped with load-cells which monitor the weight of each raw material as it is added to the vessel. This greatly reduces the opportunity for error. When all raw materials are added and the formula has had the proper amount of time to blend a sample is taken to the lab for testing. Once the product meets the specifications it can be packaged. It is Seatex’s company policy to keep a sample of each batch for one year unless otherwise specified by the client. Formulations are setup in Seatex’s computer and are consistently monitored for adjustments. Seatex’s lab is equipped with a variety of testing equipment ranging from a simple pH to a Spectrophotometer which we use to measure subtle differences in color. Seatex is very customer driven and has the capability to test most specifications.

Seatex will formulate, manufacture, label and will distribute the Flamex product to customers in the future.

Manufacturing:

Seatex will manufacture Flamex for the company. All key ingredients included in our product are readily available from Seatex.  The following ingredients are contained in Flamex. (Sodium Chloride, Magnesium Chloride, Sodium Sulfate Decahydrate, Calcium Chloride, Magnesium Sulfate, Calcium Sulfate, Potassium Sulfate, Magnesium Bromide, Potassium Chloride and Water.

Packaging:

Seatex will take the manufactured products and package and ship the final product directly to the customer.  The mattress manufacture will add the liquid Flamex to the product that the manufacture wants to impart a fire barrier to.

Sales Strategy:

We have established a two-prong sales approach; our first prong utilizes direct sales through Christopher Glover and Michael O’Driscoll.

Direct Sales

Our direct sales are being conducted by Mr. Chris Glover and Mr. O’Driscoll; they are currently marketing the product to Canadian mattress manufactures. Their current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Glover in the past several months.

We intend to derive income from these sales and our goal is establish brand recognition. In order to bring the Flamex to market, the Company will need to seek additional capital of approximately $75,000. These funds would be used for, working capital and marketing materials. If the Company is unable to obtain additional financing at reasonable cost, it would be unable to market and sell Flamex. Presently the Companies working capital consists of $3,225 which is not sufficient to fund the sale of Flamex through Mr. Glover and Mr. O’Driscoll.

DISTRIBUTORS

To utilize our second prong of sales approach conducted by Mr. Neil Glover the company will need to seek additional capital to fund this model.  Presently the Company does not have the additional capital needed to utilize the second prong of sales, setting up distributors of the Flamex product.

In, 2011 Flameret, Inc. intends to market through mattress distributors its Flamex product. In order for the company to begin the distributor model it will require the Company to seek additional capital of $1M in order to develop the distributor network. The Company believes it will not have the additional capital until 2011.

Competition

The fire retardant industry is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. The company’s main competition is 3M and DuPont, who provide oil, based toxic retardants. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets. There are some other small operators who claim that their product are non toxic but do not have the testing to support their claims.

Price competition exists in fire retardant products. Costs of raw materials decreases within the industry could adversely affect our operations and profitability. There are many fire retardant companies that could discount their products which could result in lower revenues for the entire industry. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

CURRENT BUSINESS FOCUS

The Company’s business focus is to provide its Flamex product to the mattress industry for use with Ticking, Universal Borders –Non Woven Loft, Side Panels and Mattress Sock –Filler Cloth along with, at the fairest price, to the largest percentage of the target market population as possible.  The Company believes that the ability to perform, the price and consistency of service and product are main factors in fostering a repeat customer base, greater advisory network and reputation.

ADVANTAGES OF COMPETITORS OVER US

The Company believes the following are advantages of Competitors over us.

CUSTOMER  BASE:  Presently  the  company  does not have an  established  regular customer base  and the company has generated no revenues from our business operations.

FINANCIAL RESOURCES: The Company believes that many of its competitors have significantly greater financial and other resources than we do and are therefore,  in certain respects, in a better position to provide fire barrier products services as well as promote their services.

COMPETITIVE ADVANTAGES

The Company believes that its key competitive advantages are:

EXPERIENCED MANAGEMENT: The Company believes that it has experienced management. Our sole executive officer Mr.  Glover has over 10 years of experience in the management and business operations. The company believes that the knowledge, relationships, reputation and successful track record of its management will help it to build and maintain its client base.

FLAMEX
An important advantage of the fire extinguishing compositions is the fact that the product contains only compounds with low levels of mammalian toxicity.  Therefore, these novel compositions do not pose a significant health hazard to firefighters or other humans that come into contact with the fire extinguishing composition or residues of the composition.

NICHE INDUSTRY

We believe the highly specialized nature of our corporate focus enables us to be a better long-term partner for our clients than if we were organized as a traditional fire barrier company, which we believe has a limited usefulness for the client.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES
Christopher Glover is the sole Director, Chief Executive Officer, President, Secretary, and Principal Executive Officer and Principal Financial Officer of Flameret, Inc.  Presently, there are two additional employees of the Company, Michel O’Driscoll who will serve as Vice President of Finance and will be working with the Principal Financial Officer, Christopher Glover. Neil Glover will serve as Vice President of Sales.

The Company plans to employ individuals on an as needed basis.  The company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future.  Presently Christopher Glover, Michael O’Driscoll and Neil Glover will devote 40 hours a week to the affairs of the Company.  Christopher Glover, Michael O’Driscoll, and Neil Glover do not receive a salary or benefits in any form.  Presently the Company does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors, Officer and employees.

ADDITIONAL PRODUCTS:

In, 2012 Flameret, Inc. intends to market and distribute Ultra Flamex (a fire extinguishing product). These products will require the Company to seek additional capital of $2M to formulate, manufacture, package and distribution. The Company believes it will not have the additional capital until 2012.

PROPERTY DESCRIPTION

Flameret, Inc. is located at 3280 Sunrise Highway Suite 51 Wantagh, NY 11793. Our telephone number is 516- 816-2563. Our Internet address is http://www.flameret.com.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of August 13, 2009. Our Executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Board of Directors

Christopher Glover

Executive Officers

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Christopher Glover	63	Chief Executive Officer, President, Chief Financial Officer, Secretary	August 13, 2009
Michael O’Driscoll	43	Vice President, Finance	August 13, 2009

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our Directors and Executive Officers:

MANAGEMENT BIOGRAPHIES

Christopher Glover; B.Sc., Chief Executive Officer, President, Chief Financial Officer, Secretary

Mr. Christopher Glover, aged 63, is the Chief Executive Officer, President, Secretary, Chief Financial Officer and Director (Principal Executive Officer) and (Principal Financial Officer) of the Company.  He was appointed in August 2009 and is reasonable for overseeing all aspects of the company.

From August 2009 to Present Mr. Glover has acted as Chief Executive Officer, President, Secretary, and Director (Principal Executive Officer) of the Company.

Mr. Glover specializes in the development of emerging companies and their technologies and operations and required financing, which include the following:

From 1995, to August 2009, Mr.  Glover has acted as Chief Executive Officer for Auto Data Network (AND).   Auto Data Network is a software and services supplier to the Automotive Sector.  The company provides integrated solutions for automotive retailers.

From 2004 through June of 2009 Mr. Glover work as an outside consultant with United American, Inc.  Mr. Glover provided United American, Inc. with suppliers who could blend and manufacture UAI’s fire barrier products.  Mr. Glover has not and does not own any interest in United American, Inc.

Additionally from 1991 to 1995 Mr. Glover was the Sales Director of COS Limited.  COS is a marketing and production services company supplying mainly to the Publishing, Training and Motor Industries with such facilities as Design, Media Duplication (Video, Audio, Disk), Print, Packaging, Marketing and Distribution.

From 1989 to 1991 Mr. Glover was the Managing Director of County Contract Hire Limited a specialized contract hiring company.

Michael O’Driscoll, Vice President, Finance

Mr. Michael O’Driscoll, aged 57, is the Financial Vice President of the company.  He was appointed in August 2009 and is reasonable for the financial matters of the company.  Mr. O’Driscoll works directly with the Chief Financial Offer Mr. Glover.

August 2009 to Present:  Vice President of Finance of Flameret, Inc. Mr. O’Driscoll is reasonable for all financial matters in regard to the company.

1997 to August 2009, Mr. O’Driscoll was the Chief Financial Officer for Switch Pharma Pic a drug research company. Switch Pharma Pic specializing in alternative uses for established drugs.

From 1996 to 1997, Mr. O’Driscoll was non executive chairman of QV Foods Limited and AHWORTH Ltd.  The company is a food packer and processor in Lincolnshire, England. Mr. O’Driscoll was reasonable for setting up corporate   procedures,   and   coordinated   and   assisted   in development of strategic planning process to develop market opportunity. Additionally from 1994 through 1996 Mr. O’Driscoll worked for Key Finance Limited a computer finance company located in London, England.  Mr. O’Driscoll work in expanding contracts with UK finance houses. From 1978 to 1994, Mr. O’Driscoll worked for Merrydown PLC  as Finance Director.  The company produced Cider and health foods.  From 1975 to 1978 he was employed by Deloitte Haskins & Sells as Joined Deloitte Haskins and Sells as articled clerk and left as audit senior. Participated in and supervised audits of Inchcape, BICC, Associated Newspapers, Sothby's Bovis, M&G, Cable & Wireless, Slater Walker.

Neil Glover, age 30, Vice President of Sales

Mr. Neil Glover is the Vice President of Sales and reports directly to the President and Chief Executive Officer of the company.  Mr. Neil Glover is the son of the President of the company Christopher Glover.

Mr. Neil Glover has a Post Graduate Diploma in Marketing - Chartered Institute of Marketing Member of the Chartered Institute of Marketing and a Chartered Marketer. BA (Hons) Degree, Business Management with Marketing Management. University of Gloucestershire, Cheltenham, Sept. 1998 - June 2002. 4-year sandwich course with one years work placement (Mostra Ltd. & Allcars.com Ltd.)

From 2007 to August 2009 Mr. Neil Glover worked for Rix & Kay Solicitors LLP a regional law firm based in Sussex, England. They offer a complete range of both private client and commercial services and have a series of dedicated teams that are specialists within the fields they operate.  Mr. Neil Glover was responsible for planning and implementing new acquisition activity through co-coordinating, developing, and delivering a range of promotions, events, literature and products to clients. He also worked on promotional campaigns utilizing full marketing mix.  From 2005 through 2007 Mr. Neil Glover worked for JNSquared Ltd. Marketing as the Director of Marketing ..  JNSquared Ltd is an independent marketing and website design consultancy. The company works with a number of businesses from start-ups to well established firms.  Mr. Neil Glover was reasonable for developing clients marketing strategy and ensuring that their business requirements were met. From  2003 through 2005 Mr. Neil Glover worked for Auto Data Network as a marketing manager. He was responsible for the project management of allCars.com.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is: 3280 Sunrise Highway Suite 51 Wantagh, NY 11793. The Company's telephone number is 516- 816-2563.

As of August 31, 2009, there were Eighteen Million (18,000,000) shares of common stock issued and outstanding.

(1) This table is based on Eighteen Million (18,000,000) shares of common stock outstanding

As of the date of this prospectus, we had the following security holder holding greater than 5%:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Christopher Glover	18,000,000	100%
Common Stock	All executive officers and directors as a group	18,000,000	100%
Total		18,000,000	100%

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the cash remuneration of our Director and Officer for the period from inception on August 13, 2009, through to the end of the period on August 31, 2009:

NAME OF INDIVIDUAL	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	AGGREGATE CASH REMUNERATION

Christopher Glover	Chief Executive Officer, President, Chief Financial Officer, Secretary	$ NIL
Michael O'Driscoll	Vice President	$ NIL
Niel Glover	Vice President, Sales	$NIL
Total	All Officers and Directors	$NIL

EMPLOYMENT AGREEMENTS

To date, the Company has no employment agreements in effect with its Principal Executive Officer. We do not pay compensation to our Director for attendance at meetings. We will reimburse Directors for reasonable expenses incurred during the course of their performance.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation from inception (August 13, 2009) to August 31, 2009.

SUMMARY COMENSATION TABLE

NAME PRINCIPAL OTHER	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	OTHER ANNUAL COMPENSATION
		YEAR	SALARY $	BONUS $
Christopher Glover	Chief Executive Officer, President, Chief Financial Officer, Secretary	2009	$ NIL	$ NIL
Michael O’Driscoll	Vice President, Finance	2009	$ NIL	$ NIL
Niel Glover	Vice President, Sales	2009	$NIL	$NIL

COMPENSATION OF DIRECTORS

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to Directors and Officers.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our Principal Executive officer.

PRINCIPAL STOCKHOLDER

a) Security Ownership of Management - the number and percentage of shares of common stock of the Company owned of record and beneficially, by each officer and director of the Company and by all officers and directors of the Company as a group, and all shareholders known to the Company to beneficially own 5% or more of the issued and outstanding Shares of the Company, is as follows.

Unless otherwise stated, our address is: 3280 Sunrise Highway Suite 51 Wantagh, NY 11793. The Company's telephone number is 516- 816-2563.

Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering
Christopher Glover	18,000,000	8,000,000	10,000,000	55%
Total Officers, Directors and Significant Shareholders as a group	18,000,000		10,000,000	55%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the preceding “Security Ownership of Selling Shareholder and Management" section; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S St Petersburg, FL 33701, Telephone 727-289-0010 Facsimile 727-290-3961,

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding Eighteen Million (18,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

The company issued to the founders Eighteen Million 18,000,000 common shares of stock for $18,000. As of August 31, 2009, there are Eighteen Million (18,000,000) shares issued and outstanding at a value of $0.001 per share.

COMMON STOCK:  The securities being offered by the selling security holder are shares of our Common stock.

Common Stock

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share. Currently we have 18,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

AUDITOR: The financial statements included in this prospectus and the registration statement have been audited by M & K CPAS PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Flameret, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Flameret, Inc. (A Development Stage Company) as of August 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on August 13, 2009 through August 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flameret, Inc. (A Development Stage Company) as of August 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on August 13, 2009 through August 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $17,275, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M & K CPAS, PLLC

www.mkacpas.com
Houston, Texas
September 18, 2009

FLAMERET, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

August 31,
2009
ASSETS

Current assets:
Cash	$3,225
Total current assets	3,225

Total assets	$3,225

STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	-
Total current liabilities	-

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
no shares issued and outstanding as of August 31, 2009	-
Common stock, $0.001 par value, 90,000,000 shares authorized,
18,000,000 shares issued and outstanding as of August 31, 2009	18,000
Additional paid-in capital	2,500
(Deficit) accumulated during development stage	(17,275)
Total stockholders' equity	3,225

Total stockholders' equity	$3,225

See notes to accompanying financial statements

FLAMERET, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

August 13, 2009
(inception) to
August 31,
2009

Revenue	$-

Operating expenses:
General and administrative	44
Professional fees	17,231

Total operating expenses	17,275

Net operating loss	(17,275)

Other income (expense)	-

Loss before provision for income taxes	(17,275)

Provision for income taxes	-

Net (loss)	$(17,275)

Weighted average number of common shares
outstanding - basic and fully diluted	18,000,000

Net (loss) per share - basic and fully diluted	$(0.00)

See notes to accompanying financial statements

FLAMERET, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

						(Deficit)
						accumulated
					Additional	during	Total
	Preferred stock		Common stock		paid-In	development	stockholders'
	Shares	Amount	Shares	Amount	capital	stage	equity
Common stock issued to founder at $0.001 per share, related party	-	$-	18,000,000	$18,000	$-	$-	$18,000
Contributed capital, related party	-	-	-	-	2,500	-	2,500

Net loss for the year ended August 31, 2009	-	-	-	-	-	(17,275)	(17,275)

Balance, August 31, 2009	-	$-	18,000,000	$18,000	$2,500	$(17,275)	$3,225

See notes to accompanying financial statements

FLAMERET, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

August 13, 2009
(inception) to
August 31,
2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(17,275)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Shares issued for services	-
Decrease (increase) in assets:
Prepaid expenses	-

Net cash used in operating activities	(17,275)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, related party	18,000
Contributed capital, related party	2,500

Net cash provided by financing activities	20,500

NET CHANGE IN CASH	3,225

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$3,225

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

See notes to accompanying financial statements.

Flameret, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of business
Flameret, Inc. (“the Company”) was incorporated in the state of Nevada on August 13, 2009 (“Inception”). The Company was formed to market a range of liquid fire retardants and treatments, initially in the textile industries. The company will market an innovative range of fire barriers for the mattress industry, and for industrial workers coveralls. Our products will help revolutionize the mattress and furniture industry materials usage by giving them a non-toxic product which does not change the feel or hand or what it is being used on and that will meet the future legislation that has been passed thus making these textile products will be easier to handle, cost effective and comfortable, as well as being non-toxic, environmentally friendly, and safe for the end user.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company has adopted a fiscal year end of August 31st.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Equipment
Equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over the estimated useful lives of the related assets.

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and any resulting gain or loss will be reflected in operations.

Flameret, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies (continued)

The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Income taxes
The Company accounts for income taxes under SFAS No. 109, “Accounting for income taxes”, under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Fair value of financial instruments
Statements of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2009. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values.

Financial instruments consist principally of cash. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

Revenue recognition
Revenues from fixed price contracts and cost-plus-fee contracts are recognized as services are performed. Revenue is recognized at the time of sale if collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Flameret, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies (continued)

Basic and diluted loss per share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted EPS are the same.

Stock-based compensation
In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, in accordance with SFAS 123(R), as such, we record the related expense based on the more reliable measurement of the services provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting, in accordance with SFAS 123(R), using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

Recent Accounting Pronouncements
In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards required (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has considered the guidance provided by SFAS 157 in its determination of estimated fair values as of August 31, 2009, and assessed there was no impact.

Flameret, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)
In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on the Company’s financial statements and the related financial statement disclosures. SAB 108 is effective for the year ending August 31, 2009.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS 159”), SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair values. SFAS 159 is effective for fiscal years after November 15, 2007. The Company has considered the guidance provided by SFAS 159 as of August 31, 2009, and assessed there was no impact.

During May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162”). FAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with generally accepted accounting principles. This statement will be effective 60 days after the Securities and Exchange Commission approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of ‘Present Fairly in Conformity With Generally Accepted Accounting Principles’. The adoption of SFAS 162 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

During March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 (“FAS 161”). This new standard requires enhanced disclosures for derivative instruments, including those used in hedging activities. It is effective for fiscal years and interim periods beginning after November 15, 2008, and became applicable to the Company in the first quarter of fiscal 2009. The adoption of SFAS 161 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the de-consolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods beginning after December 15, 2008. The adoption of SFAS 160 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

Flameret, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)
In December 2007, the FASB issued SFAS No. 141 (Revised), “Business Combinations”. SFAS 141 (Revised) establishes principals and requirements for how an acquirer of a business recognizes and measures in its financial statements, the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. This statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance became effective for the fiscal year beginning after December 15, 2008. The adoption of SFAS 141 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred cumulative net losses of $17,275, and realized a cumulative deficit of $17,275 in cash flows used in operations as of August 31, 2009. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On August 13, 2009, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

On August 13, 2009, the Company received $2,500 in capital contributed from one of the Company’s founders.

Flameret, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 4 – Stockholders’ Equity

On August 13, 2009, the founders of the Company established 90,000,000 authorized shares of common stock. Additionally, the Company founders established 10,000,000 authorized shares of preferred stock.

Common stock
On August 13, 2009, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

Note 5 – Fair value of financial instruments

The Company adopted SFAS 157 on January 1, 2009. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and SFAS 157 details the disclosures that are required for items measured at fair value.

The Company’s only financial instrument that must be measured under the new fair value standard is cash. The Company currently does not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company’s cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

Flameret, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 5 – Fair value of financial instruments (continued)

The following table provides a summary of the fair values of assets and liabilities under SFAS 157:

Fair Value Measurements at August 31, 2009
Carrying Value

Level 1

Level 2

Level 3

Assets:

Cash
$   3,225   $   -   $   -
Total
$   3,225   $   3,225   $   -   $   -

DEALER PROSPECTUS DELIVERY OBLIGATION

Until  __________________ (90th day after the later of (1) the effective date of the  registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Securities and Exchange Commission Registration Fee approximate.	$464	*
Audit Fees and Expenses	3,000	*
Legal Fees and Expenses	17,000	*
Miscellaneous Expenses	500
Total	$20,500	*

* Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On August 13, 2009, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

There are 10,000 preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Eighteen Million (18,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Christopher Glover, the founder of the Company, who is a sophisticated individual.  Since our inception, the founders are in a position of access to relevant and material information regarding our operations. No underwriters were used.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.	Description
3.1	Articles of Incorporation *
3.1A	Articles of incorporation
3.2	Bylaws *
5.1	Legal Opinion of Leo Moriarty, Attorney, September 10, 2009
10.1	Contract between Flameret, Inc. and United American, Inc.
23.1	Consent of M & K CPAS, PLLC, September 18, 2009
*	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed on September 18, 2009.

ITEM 17.    UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Tunbridge Wells, Kent, England, on this 17th, day of November, 2009.

FLAMERET, INC.

By: /s/ Christopher Glover
Christopher Glover
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Glover	President, Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2009
Christopher Glover	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation *
3.1A	Articles of incorporation
3.2	Bylaws *
5.1	Legal Opinion of Leo Moriarty, Attorney, September 11, 2009
10.1	Contract between Flameret, Inc. and United American, Inc.
23.1	Consent of M & K CPAS, PLLC, September 18, 2009

____________
*      Incorporated by reference to the Company’s Registration Statement on Form S-1, filed on September 18, 2009.